Exhibit 23.1
Consent of Wipfli, LLP, Independent Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AnchorBank, fsb of our report dated September 20, 2010, relating to the financial statements of AnchorBank, fsb Retirement Plan, which appears in this Form 11-K.
/s/ Wipfli LLP
September 20, 2010
Madison, Wisconsin